Rule 10f-3 Transaction Form

Acquisition of Securities During Affiliated Underwritings

Participating Funds

U.S. Registered Funds (Name of Fund, Aladdin Ticker):
BlackRock Muni Intermediate Duration Fund, Inc. (MUI)
BlackRock Allocation Target Shares : Series E Portfolio
(BATSE)
BlackRock MuniYield Michigan Quality Fund, Inc. (MIY)

The Offering

Key Characteristics (Complete ALL Fields)

Date of
Offering
Commencement:
09-28-2017

Security Type:
BND/MUNI


Issuer
Wayne County Airport Authority

Selling
Underwriter
Merrill Lynch,Pierce,Fenner & Smith
Incorporated

Affiliated
Underwriter(s)
[x] PNC Capital Markets LLC
[ ] Other:

List of
Underwriter(s)
Citigroup Global Markets Inc, Merrill
Lynch,Pierce,Fenner & Smith Incorporated,
J.P. Morgan Securities LLC, Loop Capital
Markets LLC, PNC Capital Markets LLC,
Wells Fargo Securities, LLC, Siebert
Brandford Shank & Co., L.L.C.


Transaction Details
Date of Purchase
09-28-2017


Purchase
Price/Share
(per share / %
of par)

$ 116.225

$ 115.005

$ 112.794

$ 112.158



Total
Commission,
Spread or
Profit
0.122%


1.	Aggregate Principal Amount Purchased
(a+b)
$ 3,700,000

a. US Registered Funds
(Appendix attached with individual
Fund/Client purchase)
$ 3,700,000

b. Other BlackRock Clients
NA

2.	Aggregate Principal Amount of
Offering
$ 278,895,000

Fund Ratio
[Divide Sum of #1 by #2]
Must be less than 0.25

0.01327


Legal Requirements

Offering Type (check ONE)
The securities fall into one of the following transaction types (see Definitions):
[ ] U.S. Registered Public Offering [Issuer must have 3 years of continuous operations]
[ ] Eligible Rule 144A Offering [Issuer must have 3 years of continuous operations]
[x] Eligible Municipal Securities
[ ] Eligible Foreign Offering [Issuer must have 3 years of continuous operations]
[ ] Government Securities Offering [Issuer must have 3 years of continuous operations]

Timing and Price (check ONE or BOTH)
[x] The securities were purchased before the end of the first day on which any sales were made, at a price that was not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities; and
[ ] If the securities are offered for subscription upon exercise of rights, the securities were purchased on or before the fourth day before the day on which the rights offering terminated.

Firm Commitment Offering (check ONE)
[x]  YES
[ ]  NO
The securities were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the securities being offered, except those purchased by others pursuant to a rights offering, if the underwriters purchased any of the securities.

No Benefit to Affiliated Underwriter (check ONE)
[x]  YES
[ ]  NO
No affiliated underwriter was a direct or indirect participant in, or benefited directly or indirectly from, the transaction.




Completed by:
Alisha Khan
Date:
10-05-2017

Global Syndicate Team Member




Approved by:

Date:


Global Syndicate Team Member